Exhibit 10.1

Execution Version

Solaris Energy Infrastructure, LLC

6.375% Senior Notes due 2031

Purchase Agreement

May 5, 2026

Goldman Sachs & Co. LLC,

 As representative of the several Purchasers

 named in Schedule I hereto,

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282-2198

Ladies and Gentlemen:

Solaris Energy Infrastructure, LLC, a Delaware limited liability company (the “Company”), a subsidiary of Solaris Energy Infrastructure, Inc., a Delaware corporation (the “Parent”), proposes, subject to the terms and conditions set forth in this agreement (this “Agreement”), to issue and sell to the Purchasers named in Schedule I hereto (the “Purchasers”) an aggregate of $1,300,000,000 principal amount of the 6.375% Senior Notes due 2031 specified above (the “Notes”), for whom Goldman Sachs & Co. LLC is acting as representative (the “Representative”). The Company’s obligations under the Notes will be fully and unconditionally guaranteed (the “Guarantees” and together with the Notes, the “Securities”) as to the payment of principal, premium, if any, and interest, on a senior unsecured basis, jointly and severally, by (i) the Parent and (ii) each of the other guarantors listed on the signature pages of this Agreement (each, a “Subsidiary Guarantor” and, together with the Parent, the “Guarantors”). Solaris Power Solutions Stateline, LLC, a Delaware limited liability company, and Stateline Power, LLC, a Texas limited liability company (collectively, the “Unrestricted Subsidiaries”), will be unrestricted subsidiaries under the Indenture (as defined in Section 1(f)).

1.	The Company and each of the Guarantors jointly and severally represents and warrants to, and agrees with, each of the Purchasers that:

(a)

A preliminary offering memorandum, dated May 5, 2026 (the “Preliminary Offering Circular”), and an offering memorandum, dated May 5, 2026 (the “Offering Circular”), have been prepared in connection with the offering of the Securities. The Preliminary Offering Circular, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(b)), is hereinafter referred to as the “Pricing Circular.” Any reference to the Preliminary Offering Circular, the Pricing Circular or the Offering Circular shall be deemed to refer to and include all documents filed with the United States Securities and Exchange Commission (the “Commission”) by the Parent pursuant to Section 13(a), 13(c) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or prior to the date of such offering memorandum and incorporated by reference therein and any reference to the Preliminary Offering Circular, the Offering Circular or the Pricing Circular, as

the case may be, as amended or supplemented, as of any specified date, shall be deemed to include (i) any documents filed with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act after the date of the Preliminary Offering Circular or the Offering Circular (and incorporated by reference therein), as the case may be, and prior to such specified date and (ii) any Additional Issuer Information (as defined in Section 5(f)) furnished by the Company prior to the completion of the distribution of the Securities; and all documents filed under the Exchange Act and so incorporated by reference in the Preliminary Offering Circular, the Pricing Circular or the Offering Circular, as the case may be, or any amendment or supplement thereto are hereinafter called the “Exchange Act Reports” (provided that where only sections of such documents are specifically incorporated by reference, only such sections shall be considered to be part of the “Exchange Act Reports”). The Exchange Act Reports, when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder. The Preliminary Offering Circular or the Offering Circular and any amendments or supplements thereto and the Exchange Act Reports did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in the Preliminary Offering Circular or the Offering Circular in reliance upon and in conformity with information furnished in writing to the Company by a Purchaser through the Representative expressly for use therein, it being understood and agreed that the only such information is the Purchaser Information (as defined in Section 9(b));

(b)

For the purposes of this Agreement, the “Applicable Time” is 3:55pm (Eastern time) on the date of this Agreement; the Pricing Circular as supplemented by the information set forth in Schedule III hereto, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Company Supplemental Disclosure Document (as defined in Section 6(a)(i)) listed on Schedule II(b) hereto and each Permitted General Solicitation Material (as defined in Section 6(a)(i)) listed on Schedule II(d) hereto does not conflict with the information contained in the Pricing Circular or the Offering Circular and each such Company Supplemental Disclosure Document and Permitted General Solicitation Material, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in a Company Supplemental Disclosure Document or Permitted General Solicitation Material in reliance upon and in conformity with information furnished in writing to the Company by a Purchaser through the Representative expressly for use therein, it being understood and agreed that the only such information is the Purchaser Information (as defined in Section 9(b));

(c)

As of March 31, 2026, the Parent owns approximately 78.86% of the issued and outstanding units of the Company. The entities listed on Schedule IV hereto are the only direct or indirect subsidiaries (as defined in Rule 1-02(w) of Regulation S-X) of the Parent. Each Guarantor and each Unrestricted Subsidiary has been duly incorporated or formed and is existing and in good standing under the laws of the jurisdiction of its incorporation or formation, with corporate, limited liability company, and/or other similar power and authority to own its properties and conduct its business as described in the Pricing Circular and the Offering Circular; and each Guarantor and each Unrestricted Subsidiary is duly qualified to do business as a foreign corporation or other entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be duly qualified, in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the management, condition (financial or other), results of operations, business, properties or prospects of the Parent and its subsidiaries taken as a whole (a “Material Adverse Effect”); all such jurisdictions of formation are listed on Schedule IV hereto; all of the issued and outstanding capital stock or other ownership interests of the Company and each Guarantor has been duly authorized and validly issued and, in the case of any such corporation, is fully paid and nonassessable; and the capital stock or other ownership interests of the Company and each Guarantor owned by the Parent, directly or indirectly, is owned free from liens, encumbrances and defects, other than those arising under (i) as of the date hereof, the Senior Secured Term Loan Agreement, dated as of March 16, 2026 (as amended, restated, amended and restated from time to time prior to the date hereof, the “Term Loan Agreement”), by and among the Company, as borrower, Parent, the other obligors party thereto, the lenders party thereto, and Goldman Sachs Bank USA, as administrative agent and collateral agent, (ii) the Loan and Security Agreement, dated as of May 23, 2025, by and among Stateline Power, LLC and Stonebriar Commercial Finance LLC, as initial lender, administrative agent, and collateral agent (as amended, restated, amended and restated from time to time prior to the date hereof, the “Stateline Term Loan”), (iii) the Amended and Restated Limited Liability Company Agreement of Stateline Power, LLC, dated as of April 28, 2025, and (iv) as of the Time of Delivery, the Credit Agreement (as amended, restated, amended and restated from time to time, the “Revolving Credit Agreement”), dated as of or around May 12, 2026, by and among the Company, as borrower, Parent, other lenders from time to time party thereto, MUFG Bank, Ltd, as the administrative agent, and CSC Delaware Trust Company, as collateral agent;

(d)

Except as disclosed in the Pricing Circular and the Offering Circular, since the end of the period covered by the latest audited financial statements included in the Pricing Circular and the Offering Circular (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and the Guarantors, taken as a whole, that is material and adverse, (ii) there has been no dividend or distribution of any kind declared, paid or made by the Parent on any class of its capital stock, (iii) there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company or any of the Guarantors, taken as a whole, (iv) there has been no obligation, direct or contingent, that is material to the Company or any of the Guarantors taken as a whole, incurred by the Company or any of the Guarantors, except obligations incurred in the ordinary course of business and (v) neither the Company nor any of the Guarantors has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority;

(e)

Except as otherwise disclosed in the Pricing Circular and the Offering Circular, the Company and the Guarantors have good and marketable title to all the real property (exclusive of easements, rights of way and other similar instruments) and the personal property reflected as owned in the financial statements referred to in Section 1(hh) hereof, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except (i) as exist on the date hereof pursuant to (x) the Term Loan Agreement, (y) the Master Loan Agreement, dated as of September 26, 2024 (as amended, restated, amended and restated from time to time prior to the date hereof, the “Caterpillar Term Loan”), by and between Caterpillar Financial Services Corporation, as lender, and Project G Buyer, LLC, as borrower, and (z) the Loan and Security Agreement, dated as of March 16, 2026 (as amended, restated, amended and restated from time to time prior to the date hereof, the “Stonebriar Term Loan”), by and among Eldridge Asset Finance LLC, as administrative agent, Stonebriar Commercial Finance LLC, as initial lender and Project G Buyer, LLC, as borrower, and as exist on the Time of Delivery pursuant to the Revolving Credit Agreement, (ii) liens for taxes, assessments and other governmental charges that are not delinquent or that are currently being contested in good faith by appropriate proceedings and (iii) such as do not materially interfere with the use made or proposed to be made of such property by the Company or such Guarantor. The real property, improvements, equipment and personal property held under lease by the Company or any Guarantor are held under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them;

(f)

The Company has been duly incorporated and is validly existing as a limited liability company and in good standing under the laws of the State of Delaware, with power and authority to own its properties and conduct its business as described in the Pricing Circular and the Offering Circular and to execute, deliver and perform its obligations under the indenture to be dated as of May 12, 2026 (the “Indenture”) among the Company, the Parent, the Subsidiary Guarantors and U.S. Bank Trust Company, National Association, as Trustee (the “Trustee”); and the Company is duly qualified to do business as a foreign limited liability company in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be duly qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(g)

The Parent has been duly incorporated and is validly existing as a corporation and in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Circular and the Offering Circular and to execute, deliver and perform its obligations under the Indenture; and the Parent is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be duly qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(h)	The authorized capital stock of the Parent conforms as to legal matters to the description thereof contained in each of the Pricing Circular and the Offering Circular;

(i)

The Securities have been duly authorized by the Company and the Guarantors, as applicable, and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Purchasers in accordance with this Agreement, will constitute valid and legally binding obligations of the Company and the Guarantors, as applicable, enforceable against each of the Company and the Guarantors, as applicable, in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles and entitled to the benefits provided by the Indenture under which they are to be issued; the Indenture has been duly authorized by the Company and each of the Guarantors and, when executed and delivered by the Company, the Guarantors and the Trustee, assuming due authorization, execution and delivery by the Trustee, the Indenture will constitute a valid and legally binding instrument, enforceable against the Company and each of the Guarantors in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Securities and the Indenture will conform in all material respects to the descriptions thereof in the Pricing Disclosure Package and the Offering Circular;

(j)

The Company and each of the Guarantors has the power and authority to enter into this Agreement, to authorize, issue and sell the Securities as contemplated by this Agreement, to execute and deliver this Agreement, the Indenture and the Securities and to perform its respective obligations hereunder or thereunder. This Agreement has been duly and validly authorized, executed and delivered by the Company and each of the Guarantors;

(k)

No qualification of the Indenture under the Trust Indenture Act of 1939 is required in connection with the offer and sale of the Securities contemplated hereby or the initial resale of the Securities by the Purchasers in the manner contemplated by this Agreement.

(l)

None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System;

(m)

Prior to the date hereof, none of the Company, the Guarantors or any of their respective controlled Affiliates (as defined below) has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company or any Guarantor in connection with the offering of the Securities;

(n)

None of the Company, the Guarantors or any of their respective affiliates (as defined in Rule 501(b) of Regulation D under the United States Securities Act of 1933, as amended (the “Act”)) (each, an “Affiliate”) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Act;

(o)

The execution, delivery and performance of this Agreement, the Indenture, the issuance and sale of the Securities and the application of the net proceeds therefrom as set forth in the Pricing Circular and the Offering Circular will not result in a breach or violation of any of the terms and provisions of, or constitute, or with the giving of notice or lapse of time, would constitute, a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Guarantors pursuant to, (i) their respective certificate of formation, limited liability company agreement, charter, or by-laws or similar organizational documents (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or the Guarantors or any of their respective properties, or (iii) any agreement or instrument to which the Company or the Guarantors is a party or by which the Company or the Guarantors is bound or to which any of the properties of the Company or the Guarantors is subject, except in the case of clauses (ii) and (iii) as would not reasonably be expected to have a Material Adverse Effect;

(p)

The execution, delivery and performance of this Agreement and the Indenture, and the issuance and sale of the Securities and the application of the net proceeds therefrom as set forth in the Pricing Circular and the Offering Circular do not require the consent, approval, authorization, order of, or filing or registration with, any person (including any governmental agency or body or any court) to be obtained or made by the Company or the Guarantors for the consummation of the transactions contemplated by this Agreement, except (i) such as have been obtained, (ii) where the failure of the Company or the Guarantors to obtain or make any such consent, approval, authorization, order, filing or registration would neither materially interfere with the consummation of the transactions contemplated in this Agreement nor reasonably be expected to have a Material Adverse Effect, or (iii) such as have been made or as may be required under state or foreign securities or “Blue Sky” laws in connection with the purchase and distribution of the Securities by the Purchasers;

(q)

Neither the Company nor any of the Guarantors is (i) in violation of its respective certificate of formation, limited liability company agreement, charter, by-laws or similar organizational documents, (ii) in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not reasonably be expected to have a Material Adverse Effect;

(r)

The statements in the Preliminary Offering Circular, the Pricing Circular and the Offering Circular under the headings “Description of Notes,” “Certain Material U.S. Federal Income Tax Considerations,” and “Plan of Distribution” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are correct in all material respects;

(s)

Except as disclosed in the Pricing Disclosure Package and the Offering Circular, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of the Guarantors or any of their respective properties that, if determined adversely to the Company or any of the Guarantors, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or would materially and adversely affect the ability of the Company and the Guarantors to perform their respective obligations under this Agreement; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or, to the Company’s and any Guarantor’s knowledge, contemplated;

(t)

When the Securities are issued and delivered pursuant to this Agreement, the Securities will not be of the same class (within the meaning of Rule 144A under the Act) as securities which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system, and the Pricing Circular and the Offering Circular, as of their respective dates, contain or will contain all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Act;

(u)

The Company and the Guarantors are not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Preliminary Offering Circular and the Offering Circular, will not be, an “investment company,” as such term is defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”);

(v)

None of the Company, the Guarantors, any Affiliate of the Company or any Guarantor, or any person acting on its or their behalf (other than the Purchasers, as to which no representation is made) has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Act (other than by means of a Permitted General Solicitation, as defined in Section 6(a)(i)) listed on Schedule II(d) hereto or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Act, or, with respect to Securities sold outside the United States to non-U.S. persons (as defined in Rule 902 of Regulation S under the Act), in reliance on Rule 903 of Regulation S under the Act by means of any directed selling efforts within the meaning of Rule 902 of Regulation S under the Act and the Company, each of the Guarantors, any Affiliate of the Company or any Guarantor and any person acting on its or their behalf has complied with and will implement the “offering restriction” within the meaning of such Rule 902 of Regulation S under the Act;

(w)

Within the preceding six months, neither the Company, the Guarantors, nor any of their respective subsidiaries or Affiliates nor any other person acting on its or their behalf has offered or sold to any person any Securities, or any securities of the same or a similar class as the Securities, other than Securities offered or sold to the Purchasers hereunder. The Company will take reasonable precautions designed to ensure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 of Regulation S under the Act) of any Securities or any substantially similar security issued by the Company, within six months subsequent to the date on which the distribution of the Securities has been completed (as notified to the Company by the Representative), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Act. None of the Company, the Guarantors, nor any of their respective subsidiaries or Affiliates has entered into nor will enter into any contractual arrangement with respect to the distribution of the Securities, except for or permitted by this Agreement and the Engagement Letter, dated as of March 16, 2026, among the Parent, Goldman Sachs & Co. LLC and Santander US Capital Markets LLC, as amended on April 29, 2026;

(x)

The Company’s, each Guarantor’s and their respective subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company each of the Guarantors, and their respective subsidiaries as currently conducted. The Company, each of the Guarantors and their respective subsidiaries have implemented and maintained commercially reasonable controls, procedures, and safeguards designed to maintain and protect their material confidential information, any information that relates to individuals and/or constitutes “personal data,” “personal information,” or any similar term under applicable law (collectively, “Personal Data”), and the integrity, continuous operation, redundancy and security of the IT Systems used in connection with their businesses. To the knowledge of the Company and any Guarantor, there have been no material breaches, outages or unlawful or unauthorized use, loss, exfiltration, disclosure, destruction or access to the same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company, each of the Guarantors and their respective subsidiaries are presently in material compliance with all (i) applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, and (ii) external-facing policies and contractual obligations, in each case, related to the privacy, security or processing of Personal Data;

(y)

The Company and each of the Guarantors and their respective subsidiaries own, possess or can acquire on reasonable terms sufficient rights to trademarks, trade names, patent rights, copyrights, domain names, trade secrets, know-how, rights in confidential information and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary or material to the conduct of the business now conducted or proposed to be conducted by them as described in the Pricing Circular and Offering Circular. Except as disclosed in the Pricing Circular and Offering Circular (i) to the knowledge of the Company and the Guarantors there is no material infringement, misappropriation or other violation of a third party’s Intellectual Property Rights by the Company or each of the Guarantors and each of their respective subsidiaries; (ii) there is no pending or, to the knowledge of the Company and any Guarantor, threatened action, suit, proceeding or claim by others challenging the Company’s or any of the Guarantor’s or any of their respective subsidiary’s rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iii) there is no pending action, suit, proceeding or claim by others challenging the validity or enforceability of any Intellectual Property Rights owned by the Company, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; (iv) there is no pending or, to the knowledge of the Company and any Guarantor, threatened action, suit, proceeding or claim by others that the Company, any Guarantor or any of its respective subsidiaries infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (v) none of the Intellectual Property Rights used by the Company, each Guarantor or its respective subsidiaries in their businesses has been obtained or is being used by the Company, any Guarantor or their respective subsidiaries in violation of any contractual obligation binding on the Company, any of the Guarantors or any of their respective subsidiaries in violation of the rights of any person, except in each case covered by clauses (i) through (v), except as would not, if determined adversely to the Company, any of the Guarantors or any of their respective subsidiaries, individually or in the aggregate, have a Material Adverse Effect;

(z)

Except as disclosed in the Pricing Circular or the Offering Circular, the Company and each of the Guarantors are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company reasonably believes are adequate for the conduct of their business. All such policies of insurance insuring the Company or any of the Guarantors or their respective businesses, assets, employees, officers and directors are in full force and effect. The Company and the Guarantors are in compliance with the terms of such policies and instruments in all material respects; and there are no material claims by the Company or the Guarantors under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. Neither the Company nor any Guarantor has been refused any insurance coverage sought or applied for; neither the Company nor any Guarantor has any reason to believe that any of them will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect, except as disclosed in the Preliminary Offering Circular, the Pricing Circular and the Offering Circular;

(aa)

Except as disclosed in the Pricing Circular or the Offering Circular, (i)(A) neither the Company nor any Guarantor is in violation of, and does not have any liability under, any federal, state, local or non-U.S. statute, law, rule, regulation, ordinance, code, other requirement or rule of law (including common law), or decision or order of any domestic or foreign governmental agency, governmental body or court, relating to pollution, to the use, handling, generation, transportation, treatment, storage, discharge, disposal or release of, or exposure to, Hazardous Substances (as defined below), to the protection or restoration of the environment or natural resources, to human health and safety (as such relates to exposure to Hazardous Substances), and to natural resource damages (collectively, “Environmental Laws”) that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (B) to the knowledge of the Company and any Guarantor, neither the Company nor any Guarantor owns, leases, occupies, operates or uses any real property contaminated with Hazardous Substances, (C) neither the Company nor any Guarantor is conducting or funding any investigation, remediation, remedial action or monitoring of actual or suspected Hazardous Substances in the environment, (D) to the knowledge of the Company and any Guarantor, neither the Company nor any Guarantor is liable or allegedly liable for any release or threatened release of Hazardous Substances, including at any off site storage, treatment, or disposal site, (E) neither the Company nor any Guarantor is subject to any pending, or to the Company’s and any Guarantor’s knowledge, threatened, claim by any governmental agency or governmental body or person arising under Environmental Laws or relating to the release of or exposure to Hazardous Substances, and (F) the Company and the Guarantors have received, are in compliance with all, and have no liability under any, permits, licenses, authorizations, identification numbers or other approvals required under applicable Environmental Laws to conduct their business, except in each case covered by clauses (B) – (F) such as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) to the knowledge of the Company and the Guarantors, there are no facts or circumstances that would reasonably be expected to result in a violation of, liability under, or claim pursuant to any Environmental Law that would reasonably be expected to have a Material Adverse Effect; and (iii) in the ordinary course of its business, each of the Company and the Guarantors periodically evaluates the effect, including associated costs and liabilities, of Environmental Laws currently in effect on the business, properties, results of operations and financial condition of the Company and the Guarantors, and, on the basis of such evaluation, the Company and the Guarantors have reasonably concluded that such Environmental Laws are not, individually or in the aggregate, reasonably expected to have a Material Adverse Effect. For purposes of this subsection “Hazardous Substances” means (x) petroleum and petroleum products, by-products or breakdown products, mold, radioactive materials, asbestos and asbestos-containing materials, per- and polyfluoroalkyl substances, and polychlorinated biphenyls, and (y) any other chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant, contaminant or waste under Environmental Laws;

(bb)

No labor dispute with the employees of the Company or any of the Guarantors exists or, to the knowledge of the Company and any Guarantor, is imminent that would reasonably be expected to have a Material Adverse Effect or except as described in the Pricing Circular and the Offering Circular;

(cc)

The Company and each of the Guarantors have filed all U.S. federal, state and local and non-U.S. tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect); and, except as set forth in the Pricing Circular and the Offering Circular, the Company and each of the Guarantors have paid all taxes (including any assessments, fines or penalties) required to be paid by them, except for any such taxes, assessments, fines or penalties currently being contested in good faith or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(dd)

No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included in or incorporated by reference in the Preliminary Offering Circular, the Pricing Circular and the Offering Circular has been made or reaffirmed by the Company without a reasonable basis or has been disclosed by the Company other than in good faith;

(ee)

Any third-party statistical and market-related data included in or incorporated by reference in the Preliminary Offering Circular, the Pricing Circular and the Offering Circular are based on or derived from sources that the Company believes to be reliable and accurate;

(ff)

Except as described in the Pricing Circular and the Offering Circular, there are no contracts, agreements or understandings between the Company or any Guarantor and any person that would give rise to a valid claim against the Company or any Purchaser for a brokerage commission, finder’s fee or other like payment in connection with this offering;

(gg)

Except as set forth in the Pricing Circular and the Offering Circular, the Parent and the Parent’s Board of Directors (the “Board”) are in compliance with Sarbanes-Oxley and all applicable Exchange Rules. The Parent and each of its consolidated subsidiaries maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with the Securities Laws (as defined below) and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. Generally Accepted Accounting Principles (“GAAP”) and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Internal Controls are overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules. Except as set forth in the Pricing Circular and the Offering Circular, neither the Parent nor any of its consolidated subsidiaries has disclosed or reported to the Audit Committee or the Board a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls on any violation of, or failure to comply with, the Securities Laws. “Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002, as amended and all rules and regulations promulgated thereunder or implementing the provisions thereof (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and, as applicable, the rules of The New York Stock Exchange and The Nasdaq Stock Market LLC (“Exchange Rules”);

(hh)

The historical financial statements included or incorporated by reference in each of the Preliminary Offering Circular, the Pricing Circular and the Offering Circular present fairly in all material respects the financial position of the Parent and its consolidated Subsidiaries as of the dates shown and their results of operations and cash flows of the Parent and its consolidated Subsidiaries for the periods shown. Except as disclosed in the Pricing Circular and the Offering Circular, such financial statements comply as to form in all material respects with the applicable accounting requirements of Regulation S-X and have been prepared in all material respects in conformity with GAAP applied on a consistent basis throughout the periods involved except as otherwise stated therein. BDO USA, P.C. has certified the audited financial statements of the Parent included or incorporated by reference in the Preliminary Offering Circular, the Pricing Circular and the Offering Circular, and is an independent registered public accounting firm with respect to the Parent and its Subsidiaries within the Rules and Regulations and as required by the Act and the applicable rules and guidance from the PCAOB. The Parent does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Preliminary Offering Circular, the Pricing Circular and the Offering Circular;

(ii)

The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Pricing Circular and the Offering Circular fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(jj)

None of the Company, any Guarantor, any of their respective subsidiaries or any director, officer or, to the knowledge of the Company and any Guarantor, agent, employee, controlled Affiliate or other person acting on behalf of the Company, any Guarantor or any of their respective subsidiaries has: (i) made, provided or incurred any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken any act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or -controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any law or regulation relating to the prevention or prohibition of bribery or corruption, including, without limitation, the U.S. Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010 and any law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions (collectively, “Anti-Corruption Laws”), in each case applicable to the Company or any Guarantor or any of their respective subsidiaries; or (iv) made, offered, agreed, requested or taken any act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any bribe, rebate, payoff, influence payment, kickback or other unlawful payment or improper payment or benefit. The

Company and any Guarantor and their respective subsidiaries have instituted, maintained and enforced, and will continue to maintain and enforce, policies and procedures designed to promote and achieve continued compliance with all applicable Anti-Corruption Laws. None of the Company, any Guarantor or any of their respective subsidiaries will use, directly or knowingly indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of Anti-Corruption Laws;

(kk)

The operations of the Company, the Guarantors and their respective subsidiaries are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and any other anti-money laundering laws of the various jurisdictions in which the Company, the Guarantors and their respective subsidiaries conduct business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Guarantors or any of their respective subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company and the Guarantors, threatened;

(ll)

(i) None of the Company, the Guarantors or any of their respective subsidiaries or any of their respective directors, officers or, to the knowledge of the Company and any Guarantors, agents, employees or controlled Affiliates of the Company, the Guarantors or any of their respective subsidiaries, or any other person acting on behalf of the Company or any Guarantors or any of their respective subsidiaries, is an individual or entity (“Person”) that is currently the subject or the target of any sanctions imposed, administered or enforced by the U.S. government (including, without limitation, the U.S. Department of State and the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”)), the United Nations Security Council, the European Union or any of its member states, the United Kingdom (including, without limitation, His Majesty’s Treasury) or other sanctions authority to whose jurisdiction the Company, the Guarantors or any of their respective subsidiaries is subject (collectively, “Sanctions”), including by virtue of being (A) identified on any Sanctions-related list of designated Persons or vessels (including, without limitation, the list of Specially Designated Nationals and Blocked Persons maintained by OFAC), (B) organized, domiciled or resident in (1) Belarus or Russia, or (2) a country or territory that is the subject of Sanctions broadly prohibiting dealings in, with or involving such country or territory (including without limitation, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, and the Kherson and Zaporizhzhia regions of Ukraine) (together with Belarus and Russia, each, a “Sanctioned Jurisdiction”), or (C) being owned or controlled by any Person described in the foregoing sub-clause (A) or (B) (any such Person that is the subject or target of Sanctions, a “Sanctioned Person”); and

(ii) neither the Company nor the Guarantors will, directly or indirectly, use any part of the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (A) to fund or facilitate any activities of or business with or involving any Person that, at the time of such funding or facilitation, is a Sanctioned Person, (B) to fund or facilitate any activities of or business with, in or involving any country or territory that is, at the time of such funding or facilitation, a Sanctioned Jurisdiction, or (C) in any other manner that would constitute or give rise to a violation of Sanctions by any Person (including any Person participating in the offering of the Securities hereunder, whether as underwriter, advisor, investor or otherwise). Neither the Company nor any Guarantors nor any of their respective subsidiaries has engaged, since April 24, 2019, or is engaged currently, in any dealings or transactions with, involving or for the benefit of any Person, or in, with or involving any country or territory, that, at the time of such dealing or transaction, was or is a Sanctioned Person or a Sanctioned Jurisdiction, or otherwise in violation of any applicable Sanctions;

(mm)

After giving effect to the sale and issuance of the Securities as described in the Offering Circular, at and immediately after the Time of Delivery, the Company and the Guarantors, considered as a single integrated financial enterprise, will be solvent. As used herein, the term “solvent” means, as to any person on any date of determination, that on such date (i) the fair value of the assets of such person, on a consolidated basis with its subsidiaries, exceeds its debts and liabilities, subordinated, contingent or otherwise, on a consolidated basis, (ii) the present fair saleable value of the property of such person, on a consolidated basis with its subsidiaries, is greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, on a consolidated basis, as such debts and other liabilities become absolute and matured, (iii) such person, on a consolidated basis with its subsidiaries, is able to pay its debts and liabilities, subordinated, contingent or otherwise, on a consolidated basis, as such liabilities become absolute and matured and (iv) such person, on a consolidated basis with its subsidiaries, is not engaged in, and is not about to engage in, business for which it has unreasonably small capital. The amount of any contingent liability at any time shall be computed as the amount that would, in light of all the facts and circumstances existing at such time, represent the amount that can reasonably be expected to become an actual and matured liability;

(nn)

The Company and the Guarantors possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits issued by appropriate federal, state, local or foreign regulatory bodies (collectively, “Licenses”) necessary or material to the conduct of the business in the manner described in the Pricing Circular and the Offering Circular to be conducted by them, except where the failure to have obtained the same would not reasonably be expected to have a Material Adverse Effect. The Company and the Guarantors are in compliance with the terms and conditions of all such Licenses, except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of the Guarantors, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(oo)

No “nationally recognized statistical rating organization” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act has imposed (or has informed the Company or any of the Guarantors that it is considering imposing) any condition (financial or otherwise) on the Company’s or any of the Guarantors’ retaining any rating assigned to the Company or any of the Guarantors or any securities of the Company or any of the Guarantors;

(pp)

No relationship, direct or indirect, exists between or among the Company or the Guarantors on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or the Guarantors on the other hand, which is required to be disclosed in a Form S-1 or Registration Statement that is not so described in the Pricing Circular and the Offering Circular. The Offering Circular will contain the same description of the matters set forth in the preceding sentence contained in the Pricing Circular;

(qq)

Except, in each case, as would not, individually or in the aggregate, have a Material Adverse Effect, (i) the minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), has been satisfied by each “employee benefit plan” (as defined in Section 3(3) of ERISA) with respect to which the Company or any of the Guarantors could have any liability (each an “Employee Benefit Plan”), and the trust forming part of each such plan which is intended to be qualified under Section 401 of the Internal Revenue Code of 1986, as amended (the “Code”), is so qualified and nothing has occurred since the date of such qualification which could reasonably be expected to result in the loss of such qualification; (ii) each of the Company and the Guarantors has fulfilled its obligations, if any, under Section 515 of ERISA; (iii) neither the Company nor any of the Guarantors maintain or are required to contribute to a “welfare plan” (as defined in Section 3(1) of ERISA) which provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA)); (iv) each Employee Benefit Plan is in and has been operated in compliance with all applicable laws, including but not limited to ERISA and the Code; (v) no event has occurred (including a “reportable event” as such term is defined in Section 4043 of ERISA) and no condition exists with respect to each Employee Benefit Plan that would subject the Company or any of the Guarantors to any tax, fine, lien, penalty or liability imposed by ERISA or the Code; (vi) no non-exempt “prohibited transaction” as defined under Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any Employee Benefit Plan; and (vii) neither the Company nor any of the Guarantors have incurred or would reasonably be expected to incur any liability under Title IV of ERISA;

(rr)

No Guarantor is prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Guarantor’s capital stock, from repaying to the Company any loans or advances to such Guarantor from the Company or from transferring any of such Guarantor’s property or assets to the Company or any other Guarantor of the Company, except as described in or contemplated by the Pricing Circular and the Offering Circular (exclusive of any amendment or supplement thereto); and

(ss)

Except as described in the Pricing Circular and the Offering Circular, each contract, document or other agreement described or referred to in the Preliminary Offering Circular, Pricing Circular and the Offering Circular is in full force and effect and (assuming that such contracts and documents constitute the legal, valid and binding obligation of the other persons party thereto) is valid and enforceable by and against the parties thereto in accordance with its terms except as the enforceability thereof may be limited by (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing, and except as would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor, to the knowledge of the Company and any Guarantor, any other party is in default in the observance or performance of any material term or obligation to be performed by it under any such agreement.

2.

Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at a purchase price of 98.50% of the principal amount of the Notes, plus accrued interest, if any, from May 12, 2026 to the Time of Delivery (as defined below), the principal amount of Securities set forth opposite the name of such Purchaser in Schedule I hereto. The Company and the Guarantors acknowledge and agree that the Purchasers may offer and sell Securities to or through any affiliate of a Purchaser and that any such affiliate may offer and sell Securities purchased by it to or through any Purchaser; provided that such offers and sales shall be made in accordance with the provisions of this Agreement.

3.

(a)

Upon the authorization by you of the release of the Securities, the several Purchasers propose to offer the Securities for sale upon the terms and conditions set forth in this Agreement and the Offering Circular and each Purchaser, acting severally and not jointly, hereby represents and warrants to, and agrees with the Company and the Guarantors that:

i.

It will sell the Securities only to: (i) persons who it reasonably believes are “qualified institutional buyers” (“QIBs”) within the meaning of Rule 144A under the Act in transactions meeting the requirements of Rule 144A, and (ii) upon the terms and conditions set forth in Annex I to this Agreement.

ii.	It is a qualified institutional buyer within the meaning of Rule 144A under the Act (a “QIB”) and an accredited investor (within the meaning of Rule 501 under the Act).

iii.

It and each of its affiliates have not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D (other than any Permitted General Solicitation) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Act.

iv.

With respect to resales made in reliance on Rule 144A of any of the Securities, it will deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Securities has been made in reliance upon the exemption from the registration requirements of the Act provided by Rule 144A.

(b)

Each Purchaser acknowledges and agrees that the Company and, for purposes of the opinions to be delivered to the Purchasers pursuant to Sections 8(a) and 8(b), counsel for the Company and counsel for the Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Purchasers, and compliance by the Purchasers with their agreements, contained in paragraph (a) above (including Annex I hereto), and each Purchaser hereby consents to such reliance.

4.	(a)	The Securities to be purchased by each Purchaser hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the Securities to the Representative, for the account of each Purchaser, against payment by or on behalf of such Purchaser of the purchase price therefor by wire transfer in Federal (same day) funds, by causing DTC to credit the Securities to the account as instructed by the Representative at DTC. The Company will cause the certificates representing the Securities to be made available to the Representative for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of Latham & Watkins LLP: 811 Main Street, Suite 3700, Houston, Texas 77002 (the “Closing Location”), or remotely by exchange of documents and signatures (including in .pdf or other electronic format) by electronic transmission. The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on May 12, 2026 or such other time and date as the Representative and the Company may agree upon in writing. Such time and date for delivery of the Securities are herein called the “Time of Delivery.”

(b)

The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Purchasers pursuant to Section 8(i) hereof, will be delivered at such time and date at the Closing Location, and the Securities will be delivered at the office of DTC (or its designated custodian), all at the Time of Delivery.

5.	The Company and each of the Guarantors, jointly and severally, agree with each of the Purchasers:

(a)

To prepare the Offering Circular in a form approved by the Representative; to make no amendment or any supplement to the Offering Circular which shall be disapproved by you promptly after reasonable notice thereof; and to furnish the Representative with copies thereof;

(b)

Promptly from time to time to take such action as the Representative may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Representative may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign limited liability company or to file a general consent to service of process in any jurisdiction;

(c)

To furnish the Purchasers with written and electronic copies of the Offering Circular and any amendment or supplement thereto in such quantities as the Representative may from time to time reasonably request, and if, at any time prior to the completion of the distribution of the Securities by the Purchasers any event shall have occurred as a result of which the Offering Circular as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Circular is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Offering Circular in order to comply with law, to notify the Representative and upon the request of the Representative to prepare and furnish without charge to any Purchaser and to any dealer in securities as many written and electronic copies as the Representative may from time to time reasonably request of an amended Offering Circular or a supplement to the Offering Circular which will correct such statement or omission or effect such compliance;

(d)

During the period beginning from the date hereof and continuing until the date that is 60 days after the date hereof, without the prior written consent of the Representative, not to offer, issue, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with or confidentially submit to the Commission a registration statement under the Act relating to any securities of the Company that are substantially similar to the Securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing without the prior written consent of the Representative;

(e)

Not to be or become, at any time prior to the expiration of two years after the Time of Delivery, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

(f)

So long as any of the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Act, and provided that the Parent is not then subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders from time to time of Securities, to furnish at its own expense, upon request, to holders of Securities and prospective purchasers of Securities information (the “Additional Issuer Information”) satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Act;

(g)

To furnish to the holders of the Securities as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Parent and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of the Offering Circular), to make available to the holders of the Securities a consolidated summary financial information of the Parent and its consolidated subsidiaries for such quarter in reasonable detail; provided that the Company may satisfy the requirements of this subsection (g) by electronically filing such reports or information through EDGAR;

(h)

During the period of one year after the Time of Delivery, the Company will not, and will not permit any of its “affiliates” (as defined in Rule 144 under the Act) to, resell any of the Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them (other than pursuant to a registration statement that has been declared effective under the Act); and

(i)	To use the net proceeds received by the Company from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Circular under the caption “Use of Proceeds.”

6.

(a)

(i) The Company and each of the Guarantors represents and agrees that, without the prior written consent of the Representative, it and its Affiliates and any other person acting on its or their behalf (other than the Purchasers, as to which no statement is given) (x) have not made and will not make any offer relating to the Securities that, if the offering of the Securities contemplated by this Agreement were conducted as a public offering pursuant to a registration statement filed under the Act with the Commission, would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Act (any such offer is hereinafter referred to as a “Company Supplemental Disclosure Document”) and (y) have not solicited and will not solicit offers for, and have not offered or sold and will not offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Act other than any such solicitation listed on Schedule II(d) (each such solicitation, a “Permitted General Solicitation”; each written general solicitation document listed on Schedule II(d), a “Permitted General Solicitation Material”);

(ii) each Purchaser, severally and not jointly, represents and agrees that, without the prior written consent of the Company and the Representative, other than one or more term sheets relating to the Securities containing customary information and conveyed to purchasers of securities or any Permitted General Solicitation Material, it has not made and will not make any offer relating to the Securities that, if the offering of the Securities contemplated by this Agreement were conducted as a public offering pursuant to a registration statement filed under the Act with the Commission, would constitute a “free writing prospectus,” as defined in Rule 405 under the Act required to be filed with the Commission (any such offer (other than any such term sheets and any Permitted General Solicitation Material), is hereinafter referred to as a “Purchaser Supplemental Disclosure Document”); and

(iii) any Company Supplemental Disclosure Document, Purchaser Supplemental Disclosure Document or Permitted General Solicitation Material, the use of which has been consented to in writing by the Company and the Representative, is listed as applicable on Schedule II(b), Schedule II(c) or Schedule II(d) hereto, respectively.

7.

The Company and each of the Guarantors, jointly and severally, covenants and agrees with the several Purchasers that the Company and the Guarantors will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s and the Guarantors’ counsel and accountants in connection with the issue of the Securities and all other expenses in connection with the preparation, printing, reproduction and filing of the Preliminary Offering Circular and the Offering Circular and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Purchasers and dealers; (ii) the cost of printing or producing this Agreement, the Indenture, the Securities, any “blue sky” memorandum prepared in connection with the offering (the “Blue Sky Memorandum”), closing documents (including any compilations thereof), Permitted General Solicitation Materials and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable and documented fees and disbursements of one counsel for the Purchasers in connection with such qualification and in connection with the Blue Sky Memorandum and legal investment surveys (such fees not to exceed $5,000); (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; and (vii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 7. It is understood, however, that, except as provided in this Section 7, and Sections 9 and 12 hereof, the Purchasers will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

8.

The obligations of the Purchasers hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Guarantors herein are, at and as of the Time of Delivery, true and correct, the condition that the Company and each of the Guarantors shall have performed all of its or their respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a)

Latham & Watkins LLP, counsel for the Purchasers, shall have furnished to the Purchasers such opinion or opinions and a customary “negative assurance” letter, dated the Time of Delivery, with respect to such matters as the Purchasers may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(b)

Gibson, Dunn & Crutcher LLP, counsel for the Company and the Guarantors, shall have furnished to the Purchasers their written opinion and a customary “negative assurance” letter, dated the Time of Delivery, in form and substance satisfactory to the Representative.

(c)

On the date of the Offering Circular concurrently with the execution of this Agreement and also at the Time of Delivery, BDO USA, P.C. shall have furnished to the Representative a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Representative;

(d)

On the date of this Agreement and at the Time of Delivery, the Company shall have furnished to the Representative a certificate, dated the respective dates of delivery thereof and addressed to the Purchasers of its chief financial officer with respect to certain financial data contained in the Pricing Circular and the Offering Circular, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representative;

(e)

(i) Neither the Parent nor any of its subsidiaries shall have, since the date of the latest audited financial statements included in the Pricing Disclosure Package and the Offering Circular, sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Offering Circular, and (ii) since the respective dates as of which information is given in the Pricing Disclosure Package and the Offering Circular there shall not have been any change in the capital stock or other equity interests (other than as a result of exercise of stock options, the vesting of restricted stock or restricted stock units or the granting of stock options, restricted stock or restricted stock units in the ordinary course of business pursuant to the Parent’s stock plans that are described in the Pricing Disclosure Package and the Offering Circular or the repurchase of any shares of stock which were issued pursuant to the early exercise by option holders) or long-term debt (other than as contemplated by the use of the proceeds from the sale of the Securities and the entry into the Company’s new credit agreement) of the Company or the Guarantors or any change, or any development involving a prospective change, in or affecting (x) the general affairs, management, financial position, stockholders’ equity or results of operations of the Parent and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Disclosure Package and the Offering Circular, or (y) the ability of the Company and the Guarantors to perform their obligations under this Agreement, including the issuance and sale of the Securities, or to consummate the transactions contemplated in the Pricing Disclosure Package and the Offering Circular the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the offering, sale or the delivery of the Securities on the terms and in the manner contemplated in this Agreement and in each of the Pricing Disclosure Package and the Offering Circular;

(f)

On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s and the Guarantor’s debt securities by any “nationally recognized statistical rating organization,” as that term is used by the Commission in Section 15E under the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(g)

On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on The Nasdaq Global Market; (ii) a suspension or material limitation in trading in the Parent’s class A common stock on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United

States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the offering, sale or the delivery of the Securities on the terms and in the manner contemplated in the Pricing Disclosure Package and the Offering Circular;

(h)	The Securities shall be eligible for clearance and settlement through the facilities of DTC;

(i)

The Company and the Guarantors shall have furnished or caused to be furnished to the Representative at the Time of Delivery certificates of officers of the Company and the Guarantors satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company and the Guarantors of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsection (e) of this Section 8 and as to such other matters as the Representative may reasonably request.

9.	(a)	The Company and each of the Guarantors, jointly and severally, will indemnify and hold harmless each Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular, the Pricing Circular, the Pricing Disclosure Package, the Offering Circular, or any amendment or supplement thereto, any Company Supplemental Disclosure Document, or any Permitted General Solicitation Material or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and the Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Circular, the Pricing Circular, the Pricing Disclosure Package, the Offering Circular or any such amendment or supplement, any Company Supplemental Disclosure Document or any Permitted General Solicitation Material, in reliance upon and in conformity with the Purchaser Information.

(b)

Each Purchaser, severally and not jointly, will indemnify and hold harmless the Company and each Guarantor against any losses, claims, damages or liabilities to which the Company and the Guarantors may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular, the Pricing Circular, the Pricing Disclosure Package, the Offering Circular, or any amendment or supplement thereto, any Company Supplemental Disclosure Document, or any Permitted General Solicitation Material or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Circular, the Pricing Circular, the Pricing Disclosure Package, the Offering Circular or any such amendment or supplement, any Company Supplemental Disclosure Document or any Permitted General Solicitation Material, in reliance upon and in conformity with Purchaser

Information provided by such Purchaser; and each Purchaser will reimburse the Company and the Guarantors for any legal or other expenses reasonably incurred by the Company and the Guarantors in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to a Purchaser and an applicable document, “Purchaser Information” shall mean the written information furnished to the Company by such Purchaser through the Representative expressly for use therein; it being understood and agreed upon that the only such information furnished by any Purchaser is the following information in the Preliminary Offering Circular, the Pricing Circular, the Pricing Disclosure Package and the Offering Circular: the information contained in the fourth paragraph, fourth sentence of the eighth paragraph, ninth paragraph, tenth paragraph and thirteenth paragraph, in each case, under the heading “Plan of Distribution.”

(c)

Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under paragraphs (a) or (b) above except to the extent it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure and; provided, further, that the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to an indemnified party otherwise than under paragraphs (a) or (b) above. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 9, if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnified party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)

If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Purchasers on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantors on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total initial purchaser discounts and commissions received by the Purchasers, in each case as set forth in the Offering Circular. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors on the one hand or the Purchasers on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Guarantors and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total purchase discounts and commissions received by such Purchaser with respect to the offering of the Securities exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

(e)

The obligations of the Company and the Guarantors under this Section 9 shall be in addition to any liability which the Company and the Guarantors may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each Purchaser, any affiliate of each Purchaser and each person, if any, who controls any

Purchaser within the meaning of the Act; and the obligations of the Purchasers under this Section 9 shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of the Company and each of the Guarantors and to each person, if any, who controls the Company within the meaning of the Act.

10.

(a)If any Purchaser shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Purchaser you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Offering Circular, or in any other documents or arrangements, and the Company agrees to prepare promptly any amendments or supplements to the Offering Circular which in your opinion may thereby be made necessary. The term “Purchaser” as used in this Agreement shall include any person substituted under this Section 10 with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b)

If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Purchaser to purchase the principal amount of Securities which such Purchaser agreed to purchase hereunder and, in addition, to require each non-defaulting Purchaser to purchase its pro rata share (based on the principal amount of Securities which such Purchaser agreed to purchase hereunder) of the Securities of such defaulting Purchaser or Purchasers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

(c)

If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Purchasers to purchase Securities of a defaulting Purchaser or Purchasers, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Purchaser or the Company, except for the expenses to be borne by the Company and the Purchasers as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

11.

The respective indemnities, agreements, representations, warranties and other statements of the Company, the Guarantors and the several Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Purchaser or any employee, officer, director or affiliate of any Purchaser or any controlling person of any Purchaser, or the Company, any Guarantor, or any employee, officer, director or Affiliate of the Company or any Guarantor or any controlling person of the Company, and shall survive delivery of and payment for the Securities.

12.

If this Agreement shall be terminated pursuant to Section 10 hereof, the Company and the Guarantors shall not then be under any liability to any Purchaser except as provided in Sections 7 and 9 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Company and the Guarantors as provided herein, the Company and the Guarantors will jointly and severally reimburse the Purchasers through you for all documented out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Purchasers in making preparations for the purchase, sale and delivery of the Securities, but the Company and the Guarantors shall then be under no further liability to any Purchaser except as provided in Sections 7 and 9 hereof.

13.

In all dealings hereunder, you shall act on behalf of each of the Purchasers, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Purchaser made or given by the Representative.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Purchasers shall be delivered or sent by mail or facsimile transmission to you as the Representative in care of Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department; and if to the Company shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Offering Circular, Attention: Secretary; provided, however, that any notice to a Purchaser pursuant to Section 9 hereof shall be delivered or sent by mail or facsimile transmission to such Purchaser at its address set forth in its Purchasers’ Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company and the Guarantors, which information may include the name and address of their respective clients, as well as other information that will allow the Purchasers to properly identify their respective clients.

14.

This Agreement shall be binding upon, and inure solely to the benefit of, the Purchasers, the Company, the Guarantors and, to the extent provided in Sections 9 and 11 hereof, each employee, officer and director of each Purchaser, any affiliate of each Purchaser, each person who controls any Purchaser, each employee, officer and director of the Company and each of the Guarantors, any Affiliate of the Company or the Guarantors, and each person who controls the Company, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Purchaser shall be deemed a successor or assign by reason merely of such purchase.

15.	Time shall be of the essence of this Agreement.

16.

The Company and each of the Guarantors acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Guarantors, on the one hand, and the several Purchasers, on the other, (ii) in connection therewith and with the process leading to such transaction each Purchaser is acting solely as a principal and not the agent or fiduciary of the Company or any Guarantor, (iii) no Purchaser has assumed an advisory or fiduciary responsibility in favor of the Company or any

Guarantor with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Purchaser has advised or is currently advising the Company or any Guarantor on other matters) or any other obligation to the Company or any Guarantor except the obligations expressly set forth in this Agreement, (iv) the Company and each of the Guarantors has consulted its own legal and financial advisors to the extent it deemed appropriate, and (v) none of the activities of the Purchasers in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Purchasers with respect to any entity or natural person. The Company and each of the Guarantors agrees that it will not claim that a Purchaser, nor any Purchasers, has or have rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any Guarantor, in connection with such transaction or the process leading thereto.

17.

This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company, the Guarantors and the Purchasers, or any of them, with respect to the subject matter hereof.

18.

THIS AGREEMENT, ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. The Company and each of the Guarantors agrees that any suit or proceeding arising in respect of this Agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

19.

The Company, each Guarantor and each of the Purchasers hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.

This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

21.

Notwithstanding anything herein to the contrary, the Company and the Guarantors (and the Company’s and each Guarantor’s employees, representatives, and other agents) are authorized to disclose to any and all persons, the tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company or any Guarantor relating to that treatment and structure, without the Purchasers’ imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax treatment” means US federal and state income tax treatment, and “tax structure” is limited to any facts that may be relevant to that treatment.

22.	Recognition of the U.S. Special Resolution Regimes.

(a)

In the event that any Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)

In the event that any Purchaser that is a Covered Entity or a BHC Act Affiliate of such Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)	As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding, please sign and return to us (one for the Company and the Representative plus one for each counsel) counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Purchasers, this Agreement and such acceptance hereof shall constitute a binding agreement among each of the Purchasers, the Company and the Guarantors. It is understood that your acceptance of this Agreement on behalf of each of the Purchasers is pursuant to the authority set forth in a form of Agreement among Purchasers, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

[Remainder of page left intentionally blank]

Very truly yours,

Solaris Energy Infrastructure, LLC

By:	/s/ Christoper M. Powell
	Name:	Christopher M. Powell
	Title:	Chief Legal Officer and Corporate Secretary

Solaris Energy Infrastructure, Inc.

By:	/s/ Christoper M. Powell
	Name:	Christopher M. Powell
	Title:	Chief Legal Officer and Corporate Secretary

[Signature Page to Purchase Agreement]

Solaris Transportation, LLC

Solaris Oilfield Technologies, LLC

Solaris Oilfield Site Services Operating, LLC

Solaris Oilfield Early Property, LLC

Solaris Power Solutions, LLC

Solaris Power Solutions Stateline Operating, LLC

Solaris Logistics, LLC

Solaris Oilfield Site Services Personnel LLC

Solaris Power Distribution Solutions, LLC

Project G Buyer, LLC

Solaris Resolute, LLC

Solaris GSD I, LLC

By:	/s/ Christoper M. Powell
	Name:	Christopher M. Powell
	Title:	Chief Legal Officer and Corporate Secretary

[Signature Page to Purchase Agreement]

Accepted as of the date hereof:

Goldman Sachs & Co. LLC

By:	/s/ Ariel Fox
(Goldman Sachs & Co. LLC)

Name: Ariel Fox
Title: Vice President

[Signature Page to Purchase Agreement]

SCHEDULE I

Purchaser	Principal Amount of Notes to be Purchased
Goldman Sachs & Co. LLC	$325,000,000
Santander US Capital Markets LLC	$238,333,000
MUFG Securities Americas Inc.	$97,500,000
CIBC World Markets Corp.	$84,501,000
Morgan Stanley & Co. LLC	$84,501,000
TD Securities (USA) LLC	$84,501,000
Barclays Capital Inc.	$44,958,000
BofA Securities, Inc.	$44,958,000
Citigroup Global Markets Inc.	$44,958,000
Citizens JMP Securities, LLC	$44,958,000
FHN Financial Securities Corp.	$44,958,000
J.P. Morgan Securities LLC	$44,958,000
RBC Capital Markets, LLC	$44,958,000
TCBI Securities, Inc., doing business as Texas Capital Securities	$44,958,000
Raymond James & Associates, Inc.	$26,000,000

Total	$1,300,000,000

SCHEDULE II

(a) [Reserved].

(b) Company Supplemental Disclosure Documents: Electronic Roadshow Presentation, dated May 5, 2026.

(c) Purchaser Supplemental Disclosure Documents: None.

(d) Permitted General Solicitation Materials: None.

SCHEDULE III

Term sheet

CONFIDENTIAL

PRICING TERM SHEET

DATED MAY 5, 2026

Solaris Energy Infrastructure, LLC

$1,300,000,000 6.375% Senior Notes due 2031

The information in this pricing term sheet supplements the preliminary offering memorandum, dated May 5, 2026 (the “Preliminary Offering Memorandum”), and supplements and supersedes the information in the Preliminary Offering Memorandum to the extent supplementary to or inconsistent with the information in the Preliminary Offering Memorandum. In all other respects, this pricing term sheet is qualified in its entirety by reference to the Preliminary Offering Memorandum and should be read together with the Preliminary Offering Memorandum. Terms used but not defined herein shall have the respective meanings as set forth in the Preliminary Offering Memorandum.

Issuer:	Solaris Energy Infrastructure, LLC

Securities:	6.375% Senior Notes due 2031 (the “Notes”)

Principal Amount:	$1,300,000,000 aggregate principal amount

Legal Format:	Rule 144A/Regulation S for life

Maturity Date:	May 15, 2031

Offering Price:	100.000% plus accrued and unpaid interest from May 12, 2026

Coupon:	6.375%

Yield to Maturity:	6.375%

Benchmark Treasury:	4.625% due May 31, 2031

Spread to Benchmark Treasury:	+228 basis points

Interest Payment Dates:	May 15 and November 15 of each year, beginning on November 15, 2026

Record Dates:	May 1 and November 1

Ratings*	Ba3 (Moody’s) / BB- (S&P) / BB (Fitch)

Trade Date:	May 5, 2026

1

Settlement Date:

May 12, 2026 (T+5)

We expect that delivery of the Notes will be made against payment therefor on or about May 12, 2026, which will be the fifth business day following the date hereof (this settlement cycle being referred to as “T+5”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on any date prior to one business day before delivery will be required, by virtue of the fact that the Notes initially will settle T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes on any date prior to one business day before delivery should consult their own advisors.

Make-Whole Redemption:	Make-whole redemption at Treasury Rate + 50 basis points prior to May 15, 2028

Optional Redemption:	On or after May 15, 2028, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, on the Notes redeemed during the twelve-month period indicated beginning on May 15 of the years indicated below:

Year	Price
2028	103.188%
2029	101.594%
2030 and thereafter	100.000%

Equity Clawback:	Up to 40% at 106.375% prior to May 15, 2028

Change of Control:	101% plus accrued and unpaid interest

Joint Bookrunners:

Goldman Sachs & Co. LLC

Santander US Capital Markets LLC

MUFG Securities Americas Inc.

CIBC World Markets Corp.

Morgan Stanley & Co. LLC

TD Securities (USA) LLC

Barclays Capital Inc.

BofA Securities, Inc.

Citigroup Global Markets Inc.

Citizens JMP Securities, LLC

FHN Financial Securities Corp.

J.P. Morgan Securities LLC

RBC Capital Markets, LLC

TCBI Securities, Inc., doing business as Texas Capital Securities

Co-Manager:	Raymond James & Associates, Inc.

144A CUSIP/ISIN Numbers:	83419Y AA4 / US83419YAA47

REG S CUSIP/ISIN Numbers:	U83415 AA4 / USU83415AA48

Denominations:	Minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

This term sheet is strictly confidential and has been prepared by the Issuer solely for use in connection with the proposed offering of the securities described in the Preliminary Offering Memorandum. This term sheet is personal to each offeree and does not constitute an offer to any other person or the public generally to subscribe for or otherwise acquire the securities. Please refer to the Preliminary Offering Memorandum for a complete description of the offering.

The securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are being offered only to (1) persons reasonably believed to be “qualified institutional buyers” as defined in Rule 144A under the Securities Act and (2) outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act, and this term sheet is only being distributed to such persons.

This term sheet is not an offer to sell the securities and it is not a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You may obtain a copy of the Preliminary Offering Memorandum and Final Offering Memorandum (when available) for this transaction from Goldman Sachs & Co. LLC by calling your Goldman Sachs & Co. LLC sales representative.

Any disclaimers or notices that may appear on this term sheet below the text of this legend are not applicable to this term sheet and should be disregarded. Such disclaimers may have been electronically generated as a result of this term sheet having been sent via, or posted on, Bloomberg or another electronic mail system.

SCHEDULE IV

Subsidiaries1

Entity	Jurisdiction of Formation	Guarantor

Solaris Energy Infrastructure, LLC	Delaware	N/A

Solaris Transportation, LLC	Delaware	Yes

Solaris Oilfield Technologies, LLC	Delaware	Yes

Solaris Oilfield Site Services Operating, LLC	Texas	Yes

Solaris Oilfield Early Property, LLC	Texas	Yes

Solaris Power Solutions, LLC	Texas	Yes

Solaris Logistics, LLC	Delaware	Yes

Solaris Oilfield Site Services Personnel LLC	Delaware	Yes

Solaris Power Solutions Stateline Operating, LLC	Delaware	Yes

Solaris Power Solutions Stateline, LLC	Delaware	No

Solaris Power Distribution Solutions, LLC	Delaware	Yes

Project G Buyer, LLC	Delaware	Yes

Stateline Power, LLC[2]	Texas	No

Focus Genco Cayman Ltd.	Cayman Islands	No

Solaris Resolute, LLC	Delaware	Yes

Solaris GSD I, LLC	Delaware	Yes

[1]	Unless otherwise stated, each subsidiary is wholly owned.
[2]	50.1% ownership by Solaris Power Solutions Stateline, LLC.

ANNEX I

(1)

The Securities have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act. Each Purchaser represents that it has offered and sold the Securities, and will offer and sell the Securities (i) as part of their distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Time of Delivery, only in accordance with Rule 903 of Regulation S or Rule 144A under the Act. Accordingly, each Purchaser agrees that neither it, its affiliates nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser agrees that, at or prior to confirmation of sale of Securities (other than a sale pursuant to Rule 144A), it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Act”) and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Act. Terms used above have the meaning given to them by Regulation S.”

Terms used in this paragraph have the meanings given to them by Regulation S.

Each Purchaser further agrees that it has not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the Securities, except with its affiliates or with the prior written consent of the Company.

(2)

Notwithstanding the foregoing, Securities in registered form may be offered, sold and delivered by the Purchasers in the United States and to U.S. persons pursuant to Section 3 without delivery of the written statement required by paragraph (1) above.

(3)

Each Purchaser agrees that it will not offer, sell or deliver any of the Securities in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Securities in such jurisdictions. Each Purchaser understands that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purpose. Each Purchaser agrees not to cause any advertisement of the Securities to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Securities, except in any such case with the Representative’s express written consent and then only at its own risk and expense.